Exhibit 10.02

AGREEMENT

This Agreement (this “Agreement”) is dated and effective as of November 22, 2006 (the “Effective Date”), by and among SAN Holdings, Inc., a Colorado corporation (the “Company”) and each of the undersigned investors who have executed a counterpart hereof (each such investor is referred to as the “2006 Investor” and, collectively with the Company, the “Parties”). Capitalized terms used but not defined herein have the respective meanings set forth in the Registration Rights Agreement or, if not defined in the Registration Rights Agreement, have the respective meanings set forth in the Securities Purchase Agreement (each as defined below).

RECITALS

WHEREAS, the Company sold in a private placement transaction Units to a number of accredited investors in Securities Purchase Agreements, dated as of February 28, 2006, April 18, 2006 and May 4, 2006 (the “Securities Purchase Agreements” and, the Securities Purchase Agreement to which the 2006 Investor is a party, the “Applicable Securities Purchase Agreement”), each by and among the Company and the purchasers identified on the signature pages thereto (collectively, the “2006 Investors”).

WHEREAS, each Unit consisted of (i) one share of Preferred Stock of the Company initially convertible into 333,333 shares of Common Stock, and (ii) a $0.30 Warrant and a $0.50 Warrant, each of such Warrants initially exercisable into 166,667 shares of Common Stock.

WHEREAS, in connection with the Securities Purchase Agreements, the Company and the 2006 Investors entered into that certain Registration Rights Agreement, dated as of February 28, 2006 (the “Registration Rights Agreement” and, together with the Securities Purchase Agreements, the Certificate of Designation of the Preferred Stock and the Preferred Stock and Warrants issued thereunder, the “Transaction Documents”), by and among the Company and the 2006 Investors, which requires the Company to prepare and file with the Commission a Registration Statement (the “Resale Registration Statement”) covering the resale of all of the Registrable Securities.

WHEREAS, the Company previously filed the Resale Registration Statement with the Commission and has been informed by the Commission that, in order for the Commission to consider declaring the Resale Registration Statement effective, the Company initially will be permitted to register some but not all of the Registrable Securities for resale.

WHEREAS, Section 2 of the Registration Rights Agreement (the “Liquidated Damages Provision”) requires monthly payment (or accrual) of liquidated damages to the 2006 Investors for, among other things, failure to have the Resale Registration Statement declared effective by the Commission relating to all of the Registrable Securities on or before the Effectiveness Date, in an amount equal to 2.0% of the aggregate purchase price paid by such 2006 Investor pursuant to the Securities Purchase Agreements for any Registrable Securities then held by such Holder, which liquidated damages accrue interest at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) (the “Liquidated Damages”).

WHEREAS, as a result of the position of the Commission, the Parties are entering into this Agreement to clarify and set forth the amount of and payment terms for the payment of Liquidated Damages to the 2006 Investor pursuant to the Securities Purchase Agreement.

WHEREAS, with respect to the 2006 Investor, the Company agrees to continue to use its best efforts to process the Resale Registration Statement with the Commission pursuant to and conditional upon acceptance of the terms of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the above recitals, the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

TERMS AND CONDITIONS

1. Accrued Liquidated Damages; No Additional Liquidated Damages. The Liquidated Damages that accrued from the Effectiveness Date until November 15, 2006 shall be referred to herein as the “Accrued Liquidated Damages.” The Accrued Liquidated Damages shall be due and payable to the 2006 Investor pursuant to the terms set forth herein.

Within 30 days of the date of this Agreement, the Company shall deliver to the 2006 Investor an unsecured promissory note in a principal amount equal to the Accrued Liquidated Damages (the “Unsecured Promissory Note”). The Unsecured Promissory Note shall be delivered in a form reasonably acceptable to the 2006 Investors, shall accrue interest at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) and shall be payable 15 months from the date of issuance (or at such earlier date of an extraordinary corporate event such as reorganization, reclassification, merger, consolidation or disposition of substantially all of the assets of the Company). The Unsecured Promissory Note shall be payable by the Company in immediately available funds or, at the mutual agreement of the Parties, in shares of Common Stock (the terms of such issuance of Common Stock to be mutually agreed upon by the Parties).

Notwithstanding anything to the contrary set forth in the Transaction Documents, except for the Accrued Liquidated Damages payable in accordance herewith, no additional liquidated damages shall accrue or be payable to the 2006 Investor pursuant to the Liquidated Damages Provision for any reason whatsoever and any additional or inconsistent provisions in the Transaction Documents are expressly amended hereby.

2. Reduction to Exercise Price of Warrants. By no later than December 31, 2006, the Company shall amend the Exercise Price of the $0.50 Warrants issued to the 2006 Investor pursuant to the Applicable Securities Purchase Agreement from $0.50 per share to $0.20 per share, it being understood that such revised Exercise Price shall apply to all provisions of the warrant agreements (including but not limited to Section 13 thereof), and that the Company shall make such other changes to the warrant agreements (including those relating to the $0.30 Warrants issued to the 2006 Investor pursuant to the Applicable Securities Purchase Agreement) as may be necessary or appropriate in connection with Section 3 hereof (collectively, the “Warrant Reprice”). The 2006 Investor acknowledges that the Warrant Reprice may result in the delay or failure of the Commission to declare the Resale Registration Statement or any subsequent post-effective amendment thereto or new registration statement relating to Registrable Securities effective.

3.  Additional Financing. Notwithstanding anything to the contrary set forth in the Transaction Documents, the Company is expressly authorized to issue up to an additional $1.5 million in equity securities without triggering any of the exercise price or conversion price reset provisions or other triggers set forth in any of the Transaction Documents; provided, that terms of any such new financing or financings shall meet the following requirements: (a) any registration rights granted to such new securityholders shall have no greater than the same priority as the registration rights granted to the 2006 Investor under the Registration Rights Agreement and, to the extent that the Company is unable to register all the Registrable Securities together with the securities issued under the new financing or financings, registration rights shall be allocated on a pro rata basis; (b) the purchase price of any Common Stock issued in connection with any such new financing (or issuable upon conversion or exchange of any securities issued that are convertible into or exchangeable for Common Stock) shall be no less than $0.15 per share; (c) the exercise price of any warrants issued in connection with any such new financing shall be no less than the revised Exercise Price of the Warrants issued to the 2006 Investor as a result of the Warrant Reprice, such that no less than 50% of any new warrants must have an exercise price no less than $0.30 per share and the remaining 50% of any new warrants must have an exercise price of no less than $0.20 per share to avoid the application of Section 13 of the Warrants issued to the 2006 Investor pursuant to the Applicable Securities Purchase Agreement.

4.  Registration of Registrable Securities. Notwithstanding the provisions in the Registration Rights Agreement relating to the responsibility of the Company to file registration statements covering the resale of all the Registrable Securities or any other provisions in the Transaction Documents (the “Registration Filing Requirement”), from the date hereof, the Company shall use its best efforts to process the Resale Registration Statement and have the same declared effective by the Commission, registering for resale a portion of the Registrable Securities held by the 2006 Investor in such amounts as the staff of the Commission may not object. The Company shall use its best efforts to register for resale the remainder of the Registrable Securities held by the 2006 Investor at such time as the staff of the Commission may not object. The Company’s sole responsibilities under the Transaction Documents with respect to the Registration Filing Requirement are set forth in this Section 4, and any additional or inconsistent provisions in the Transaction Documents are expressly amended hereby.

5. Treatment of Other Provisions. Notwithstanding any provision to the contrary in the Transaction Documents, the execution, delivery and performance of this Agreement by the Parties, and of a substantially similar agreement by the Company and the other 2006 Investors, shall expressly be deemed to be an amendment of, and not a breach of, any inconsistent or additional provision of the Transaction Documents, and the same be deemed not to trigger any right, power or remedy of the Parties not expressly set forth herein, nor shall it trigger any of the exercise or conversion price reset provisions set forth in any of the Transaction Documents.

6. Disclosure of Transactions and Other Material Information. Within four business days of the Effective Date, the Company shall file a Current Report on Form 8-K with the Commission describing the material terms of this Agreement and the transactions contemplated hereby in the form required by the Exchange Act (including all exhibits, the “8-K Filing”). From and after the filing of the 8-K Filing, the 2006 Investor shall not be in possession of any material, nonpublic information received from the Company with respect to the transactions contemplated by this Agreement, except for such information that may be provided with the prior written consent of the 2006 Investor.

7. Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. If any proceeding is brought for the enforcement or breach of this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in that proceeding in addition to any other relief to which it might be entitled.

8. Representations and Warranties:

a. Non-Assignment of Claim. The Parties represent and warrant that they have not assigned any claim, in whole or in part, that each may have against the other that would otherwise be subject to the terms and conditions of this Agreement.

b. Right to Counsel. Each Party acknowledges that it has read the Agreement, that it has had the opportunity to obtain the advice of independent counsel and is signing pursuant to the advice thereof, that each understands and fully agrees to every provision hereof, and that each has received a copy of this Agreement.

c. Execution, Delivery and Performance; No Conflicts. The undersigned individually warrant and represent that they are authorized to execute, deliver and perform this Agreement and, if applicable, that all necessary corporate (or other entity) action has been taken to authorize execution, delivery and performance of this Agreement and that the execution, delivery and performance of this Agreement does not and will not conflict with the undersigned’s charter documents (if such person is an entity) or conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement or other instrument or understanding to which such person is a party, except as such could not have or reasonably be expected to result in a material adverse effect.

d. Representations and Warranties in Transaction Documents. The representations and warranties of the 2006 Investor contained in the Applicable Securities Purchase Agreement and the Registration Rights Agreement remain true and correct as of the date hereof.

9. Severability. The terms and conditions of this Agreement shall be severable, and the illegality or unenforceability of any provision and/or term contained herein shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

10. Further Assurances.  All Parties agree to execute any additional documents and to take any additional actions that may be reasonably necessary in order to implement this Agreement.

11. Counterparts and Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed effective as an original. For purposes of this Agreement, a signature transmitted via facsimile shall be deemed effective as an original.

12. Modifications and Amendments. This Agreement may not be modified or amended except by a writing, duly executed by the Parties hereto or their authorized representatives or agents. This Agreement may not be modified or amended by the oral representation or statement of any Party.

13. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter expressly described in this Agreement, is a complete and exclusive statement of those terms. This Agreement cancels and supersedes all prior agreements, understandings, representations, and negotiations, both oral and written with respect to the matters expressly described in this Agreement. This Agreement is limited to the matters expressly described herein and shall not operate as a waiver of any right, power or remedy of the parties executing this Agreement not expressly set forth herein, nor constitute a waiver of any other provision of the Applicable Securities Purchase Agreement and the Registration Rights Agreement. All of the other covenants and provisions of the Transaction Documents have not been amended or modified and remain in full force and effect.

IN WITNESS WHEREOF, the Parties to this Agreement have carefully read the above, know the contents hereof, and have executed the same of their own free and voluntary act based on a full and complete understanding of its effect as of the date first above written.

THE COMPANY:

SAN HOLDINGS, INC.

By: /s/ Robert C. Ogden

Name: Robert C. Ogden
Title: Chief Financial Officer and Secretary

[FORM OF PURCHASER SIGNATURE PAGE;
EXECUTED SIGNATURE PAGES INTENTIONALLY OMITTED]

IN WITNESS WHEREOF, the Parties to this Agreement have carefully read the above, know the contents hereof, and have executed the same of their own free and voluntary act based on a full and complete understanding of its effect as of the date first above written.

2006 INVESTOR:

Name of Investing Entity:

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Signature of Authorized Signatory of Investing entity:

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Name of Authorized Signatory:

______________________________________________________

Title of Authorized Signatory:

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